EXHIBIT 23.5

H.J. GRUY AND ASSOCIATES, INC

333 Clay Street, Suite 3850, Houston, Texas 77002 • TEL. (713) 739-1000 • FAX (713) 739-6112

CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to inclusion of and reference to our report, or information contained therein, dated February 16, 2004, prepared for Range Resources Corporation in the Registration Statement on Form S-3 of Range Resources Corporation for the filing dated on or about June 9, 2004, and the incorporation by reference in the Registration Statement on Form S-3/A (No. 333-76837), and the related Prospectuses (collectively, the “Registration Statements”) and the Range Resources Corporation Annual Report on Form l0-K/A for the year ended December 31, 2003, and in the “Experts” section of the Registration Statements.

H.J. GRUY AND ASSOCIATES, INC.
By:	/s/ Sylvia Castilleja
Sylvia Castilleja, P.E.
Senior Vice President

June 8, 2004
Houston, Texas